Exhibit 99.2 1Q26 EARNINGS REPORT PennyMac Mortgage Investment Trust May 2026

FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s ﬁnancial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, housing, and prepayment rates; future loan originations and production; future loan delinquencies, defaults and forbearances; future investment and hedge expenses; future investment strategies, future earnings and return on equity as well as other business and ﬁnancial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; changes in macroeconomic, consumer and real estate market conditions; changes in housing prices, housing sales and real estate values; rising homeownership costs negatively impacting housing affordability; compliance with changing federal, state and local laws and regulations that govern its business; the general economy or the real estate ﬁnance and real estate markets; events or circumstances which undermine conﬁdence in the ﬁnancial and housing markets or otherwise have a broad impact on ﬁnancial and housing markets; the degree and nature of the Company’s competition; the availability of, and level of competition for, attractive risk adjusted investment opportunities in mortgage loans and mortgage related assets that satisfy the Company’s investment objectives; the concentration of credit risks to which the Company is exposed; the Company’s dependence on and potential conﬂicts with its manager, servicer and their aﬃliates; the Company’s ability to mitigate cybersecurity risks, cyber incidents and technology disruptions; the development of artiﬁcial intelligence; the availability, terms and deployment of short term and long term capital; the adequacy of the Company’s cash reserves and working capital; the Company’s ability to maintain the desired relationship between its ﬁnancing and the interest rates and maturities of its assets; the timing and amount of cash ﬂows, if any, from the Company’s investments; the Company’s engagement in private loan securitizations; the Company’s substantial amount of indebtedness; the performance, ﬁnancial condition and liquidity of borrowers; the Company’s exposure to risks of loss and disruptions in operations from severe weather events, man-made or other natural conditions, including climate change and pandemics; the ability of the Company’s servicer, which also provides the Company with fulﬁllment services, to approve and monitor correspondent sellers and underwrite loans to investor standards; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the ﬁnancial condition of the Company’s customers and counterparties; the Company’s indemniﬁcation and repurchase obligations in connection with mortgage loans it purchases and later sells or securitizes; the quality and enforceability of the collateral documentation evidencing the Company’s ownership and rights in the assets in which it invests; increased rates of delinquency, defaults and forbearances and/or decreased recovery rates on the Company’s investments; the performance of mortgage loans underlying mortgage backed securities or other investments in which the Company retains credit risk; the Company’s ability to foreclose on its investments in a timely manner or at all; increased prepayments of the mortgages and other loans underlying the Company’s mortgage backed securities or relating to the Company’s mortgage servicing rights and other investments; risks associated with the discontinuation of LIBOR; the degree to which the Company’s hedging strategies may or may not protect it from interest rate volatility; the accuracy or changes in the estimates the Company makes about uncertainties, contingencies and asset and liability valuations; the Company’s ability to maintain appropriate internal control over ﬁnancial reporting; the Company’s ability to detect misconduct and fraud; developments in the secondary markets for the Company’s mortgage loan products; legislative and regulatory changes that impact the mortgage loan industry or housing market; regulatory or other changes that impact government agencies or government sponsored entities, or such changes that increase the cost of doing business with such agencies or entities; federal and state mortgage regulations and enforcement; changes in government support of homeownership and affordability programs; changes in the Company’s investment objectives or investment or operational strategies; limitations imposed on the Company’s business and its ability to satisfy complex rules for it to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of the Company’s subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes; changes in governmental regulations, accounting treatment, tax rates and similar matters; the Company’s ability to make distributions to its shareholders in the future; the Company’s failure to deal appropriately with issues that may give rise to reputational risk; and the Company’s organizational structure and certain requirements in its charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents ﬁled by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only. This presentation contains ﬁnancial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as income excluding market driven value changes and leverage ratios that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosures have limitations as an analytical tool and should not be viewed as a substitute for ﬁnancial information determined in accordance with GAAP. 2

FIRST QUARTER HIGHLIGHTS Net new Net new Pr Pretax income etax income inv investments in estments in F Fair v air value of alue of 1Q 1Q26 26 Results Results CREDIT CREDIT ex excluding mark cluding market et cr credit sub-bonds edit sub-bonds or organically- ganically- SENSITI SENSITIV VE E (2) (2) driv driven v en value alue fr from PM om PMT T cr created CR eated CRT T Net income attributable S STRA TRATEGIES TEGIES (4) (4) Pr Pretax income etax income changes changes securitizations securitizations inv investments estments Net income attributable to common (1) (2) shar to common eholders Diluted EPS $ $16mm 16mm $ $11mm 12mm $ $189mm 189mm $ $1. 1.0bn 0bn (2) shareholders(1) Diluted EPS $14mm $0.16 Pr Pretax income etax income $14mm $0.16 INTERES INTEREST RA T RATE TE ex excluding mark cluding market et Annualized return on Book value driv driven v en value alue New inv New investments in estments in F Fair v air value of MSR alue of MSR SENSITI SENSITIV VE E (4) (4) (2) (3) Pr Pretax income etax income changes changes MSR(2) MSR inv investments estments average common equity per share S STRA TRATEGIES TEGIES Annualized return on Book value average common equity(3) per share $8mm $8mm $ $11mm 12mm $ $40mm 40mm $3. $3.6bn 6bn 4% $14.98 4% $14.98 UPB of loans acquir UPB of loans acquired ed UPB of loans UPB of loans Dividend per Dividend per fr from PFSI om correspondents acquir acquired fr ed from PFSI om PFSI A CGGREGA ORRESPONDENT TION AND common shar common share e (5) Pr Pretax income etax income corr through PFSI espondents pr production oduction SEC PURITIZA RODUCTION TION $0 $0. .40 40 $ $16mm 16mm $2 $2. .8bn 8bn $ $1.5bn 1.5bn Note: All ﬁgures are for 1Q26 or are as of 3/31/26 (1) Net income attributable to common shareholders includes a provision for income tax of $2 million (2) EPS = earnings per share; CRT = credit risk transfer; MSR = mortgage servicing rights; UPB = unpaid principal balance (3) Annualized return on average common shareholders’ equity is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the quarter (4) Excludes $5 million of market-driven value gains in the credit sensitive strategies and $4 million of market-driven value losses in the interest rate sensitive strategies - see slide 11 3 3 3 (5) Formerly referred to as the Correspondent Production segment.

1Q26 STRATEGIC UPDATE

AGGREGATION AND SECURITIZATION SEGMENT HIGHLIGHTS Correspondent Production Volume Loans Acquired from PFSI Production (UPB in billions) (UPB in billions) (1) (2) Conventional conforming loans Non-conforming loans Total locks Non-owner occupied loans Agency-eligible owner occupied loans ● Mortgage aggregation is the acquisition of loans – either through participation in Pennymac correspondent activity or direct purchases of PFSI’s production – for execution in the secondary market primarily to the GSEs or via private label securitizations to drive organic creation of assets for long-term investment ● In 1Q26, PMT purchased 18% of total conventional conforming correspondent loan volume and 100% of non-conforming correspondent loan volume through its correspondent fulﬁllment arrangement with PFSI ● Additionally, PMT acquired $1.5 billion in UPB of loans from PFSI’s production for inclusion in private label securitizations ● In total, these activities resulted in the creation of $202 million in new investments in bonds from securitization activities and $40 million in new MSR investments Note: May not sum due to rounding (1) Consists of jumbo and non-QM loans 5 (2) Conventional conforming and non-Agency eligible interest rate lock commitments for PMT’s own account

ORGANIC INVESTMENT CREATION UPB of Loans Sold or Securitized 1Q26 (in billions) NOO Loan Securitizations Retained Retained credit interest rate Jumbo Loan Securitizations Securitizations UPB sensitive Loan Type sensitive Agency-Eligible Owner Occupied Loan Securitizations Completed (billions) investments investments MSRs (millions) (millions) Non-Owner 3 $1.2 $72 $0 Occupied Jumbo 2 $0.7 $49 $0 Agency-Eligible 3 $0.9 $67 $12 Owner Occupied MSRs N/A $2.8 N/A $40 Total 8 $5.6 $189 $52 After quarter end, we completed two additional securitizations and priced a third, for a total of $1.1 billion in UPB with $70 million of expected retained investments We remain on pace to complete approximately 30 securitizations in 2026, with targeted returns on equity for retained investments in the low-to-mid teens 6 Note: May not sum due to rounding

SNAPSHOT - INVESTMENTS FROM PRIVATE LABEL SECURITIZATIONS Credit Sensitive Strategies - Subordinate bonds Interest Rate Sensitive Strategies - Senior & mezz. bonds (fair value) (fair value) (1) (1) 100% = $744 million 100% = $94 million Select Portfolio Metrics : Select Portfolio Metrics : Agency-eligible Agency-eligible WA FICO WA FICO owner occupied, 14% owner occupied, 12% at Origination: 774 at Origination: 774 Non-owner occupied, 40% WA LTV WA LTV Non-owner Jumbo, 20% occupied, 66% at Origination: 72 at Origination: 71 Jumbo, 48% Current 60+ Current 60+ Day DQ: 0.03% Day DQ: 0.00% High-quality portfolio of bonds from private label securitizations characterized by exceptionally low delinquencies and strong underlying credit fundamentals Note: Data presented is as of 3/31/26 7 (1) LTV = loan to value ratio; DQ = delinquency rate

MSR AND CRT REPRESENT THE MAJORITY OF INVESTMENT PORTFOLIO Approximately 60% of PMT’s shareholders’ equity is deployed to long-standing investments in MSRs and PMT’s unique GSE credit risk transfer investments Mortgage Servicing Rights PMT GSE Credit Risk Transfer (48% of shareholders' equity) (12% of shareholders' equity) • Seasoned loans originated from 2015 – 2020 • Stable cash ﬂows over extended expected life (1) at low WACs ‒ WAC of 3.9%; majority of loans signiﬁcantly out of the money ‒ Somewhat offset by faster runoff of more recently originated loans• Weighted average current LTV of 46% and 60+ day delinquency rate of 1.4% • Decreased sensitivity of fair values at higher market interest rates • Realized lifetime losses expected to be limited • Elevated placement fee income from higher short-term rates Long-term expected risk-adjusted returns supported by: • Underlying, high-quality conventional loan borrowers (1) • Low delinquencies and LTV ratios, driven by mortgages with low rates and substantial accumulation of home equity • PFSI’s industry-leading servicing capabilities 8 (1) WAC = Weighted average coupon

RUN-RATE RETURN POTENTIAL FROM PMT’S INVESTMENT STRATEGIES Annualized • Represents the average annualized return and Return WA Equity (1) on Equity (ROE) Allocated (%) quarterly earnings potential expected from our Credit sensitive strategies: strategies over the next four quarters PMT GSE credit risk transfer 14.2% 12.5% Non-Agency Subordinate MBS 13.0% 10.8% • Reﬂects performance expectations in the current Other credit sensitive strategies 4.7% 0.3% mortgage market Net credit sensitive strategies 13.5% 23.5% Interest rate sensitive strategies: ‒ Increased investment expected in accretive MSRs (inc. recapture) 7.2% 46.7% non-Agency subordinate and senior bonds, primarily Agency MBS (and Agency structured products) 22.1% 14.1% through organic securitization activity Non-Agency Senior MBS 21.5% 0.4% (2) Interest rate hedges -1.0% 0.0% ‒ Expected returns for the interest rate sensitive Net interest rate sensitive strategies 9.8% 61.1% strategies declined as a result of a projection for more sustained elevated prepayment speeds for higher rate Aggregation and securitization 27.6% 8.9% MSRs, and reduced expectations for declines in Cash, short term investments, and other 2.4% 6.4% short-term interest rates that drive ﬁnancing costs (3) Management fees & corporate expenses -3.1% 0.0% (3) Net Corporate -3.0% 6.4% • Actively evaluating equity and asset allocation Provision for income tax expense -0.6% and investment opportunities to drive up our Net income 8.1% 100.0% returns Dividends on preferred stock 7.7% 29.1% Net income attributable to common shareholders 8.2% 70.9% Average Diluted EPS Per Quarter $ 0.31 Note: This slide presents estimates for illustrative purposes only, using PMT’s base case (1) Equity allocated represents management’s internal allocation; certain ﬁnancing balances and associated interest expenses are allocated between assumptions (e.g., for credit performance, prepayment speeds, ﬁnancing economics, and loss investments based on management’s assessment of target leverage ratios and required capital or liquidity to support the investment treatment for CRT transactions), and does not contemplate market-driven value changes other (2) ROE calculated as a percentage of segment equity than realization of cash ﬂows and hedge costs, or signiﬁcant changes or shocks to current 9 (3) ROE calculated as a percentage of total equity market conditions; actual results may differ materially

KEY OPERATING METRICS & OTHER FINANCIAL SCHEDULES

# FIRST QUARTER RESULTS AND RETURN CONTRIBUTIONS BY STRATEGY

| ($ in millions, except EPS) | Total Income Contribution[1] | Market-Driven Value Changes[2] | Income Excluding Market-Driven Value Changes[1][2] | WA Equity Allocated[3] | Annualized Return on Equity (ROE)[1] |
|---|---|---|---|---|---|
| **Credit sensitive strategies:** | | | | | |
| PMT GSE credit risk transfer | $ 10.3 | $ 2.8 | $ 7.5 | $ 249 | 17% |
| PMT Non-Agency Subordinate MBS | 6.2 | 1.9 | 4.3 | 137 | 18% |
| Other credit sensitive strategies[4] | (0.1) | 0.0 | (0.1) | 4 | -7% |
| **Net credit sensitive strategies** | **$ 16.5** | **$ 4.8** | **$ 11.7** | **$ 390** | **17%** |
| **Interest rate sensitive strategies:** | | | | | |
| MSRs (incl. recapture) | $ 39.0 | $ 40.2 | $ (1.3) | | |
| Agency MBS (and Agency structured products) | (17.2) | (29.2) | 12.0 | | |
| Non-Agency Senior MBS | (1.9) | (2.7) | 0.8 | | |
| Interest rate hedges | (11.9) | (11.9) | | | |
| **Net interest rate sensitive strategies** | **$ 8.0** | **$ (3.5)** | **$ 11.5** | **$ 1,198** | **3%** |
| **Aggregation and securitization** | **$ 16.4** | **$ 0.0** | **$ 16.4** | **$ 201** | **33%** |
| Cash, short term investments, and other | $ 0.8 | | $ 0.8 | $ 101 | 3% |
| Management fees & corporate expenses[5] | (14.8) | n/a | (14.8) | | -3% |
| **Corporate[5]** | **$ (14.0)** | **n/a** | **$ (14.0)** | **$ 101** | **-3%** |
| Benefit / (Provision) for income tax expense | $ (2.3) | $ (4.3) | $ 2.0 | | |
| **Net income (loss)** | **$ 24.6** | **$ (3.0)** | **$ 27.6** | **$ 1,889** | **5%** |
| **Dividends on preferred stock** | **$ 10.5** | | | **$ 541** | **8%** |
| **Net income attributable to common shareholders** | **$ 14.2** | | | **$ 1,347** | **4%** |
| **Diluted EPS** | **$ 0.16** | | | | |

(1) Income contribution and the annualized return on equity calculated net of any direct expenses associated with investments (e.g., loan fulfillment fees and loan servicing fees), but before tax expenses; some of the income associated with the investment strategies may be subject to taxation (2) Categorization of market-driven value changes or non-recurring impacts are based on management assessment; income excluding market-driven value changes does not represent REIT taxable income and is a non-GAAP figure (3) Equity allocated represents management's internal allocation; certain financing balances and associated interest expenses are allocated between investments based on management's assessment of target leverage ratios and required capital or liquidity to support the investment
(4) Primarily consists of legacy distressed loan portfolio; net new investments also reflect sales in performing and non-performing loans as a part of PMT's strategy to exit the investments; includes $1.4 million in carrying value of real estate acquired in settlement of loans at 12/31/25 (5) ROE calculated as a percentage of total equity

11

HEDGING APPROACH CENTRAL TO PMT’S INTEREST RATE SENSITIVE INVESTMENTS MSR Valuation Changes and Offsets • PMT seeks to manage interest rate risk exposure ($ in millions) on a “global” basis, recognizing interest rate Change in MSR fair value before realization of cash ﬂows sensitivities across its investment strategies Change in fair value of MBS, interest rate hedges, and related tax impacts • In 1Q26, MSR fair value gains were more than offset by fair value declines on MBS, interest rate hedges and related tax impacts 12

FLEXIBLE AND SOPHISTICATED FINANCING STRUCTURES (1) Debt Schedule by Year of Maturity (in millions) Unsecured and Exchangeable Senior Notes MSR Term Notes and Loans Financing capacity CRT Term Notes across multiple banks / ﬂexibility to ﬁnance ﬂuctuating MSR and advance balances $1,672mm drawn Unsecured and MSR Financing CRT Financing Exchangeable Senior Notes ● The majority (84%) of our CRT ﬁnancing is in ● Maturity of MSR term notes and loans aligns ● Provides ﬂexibility and complements the form of term notes, which do not contain more closely with the expected life of the asset-backed structures margin call provisions MSR asset than short-term borrowings ● Redeemed $345 million of exchangeable ● $116 million of securities repurchase senior notes due in March 2026 using agreements outstanding for CRT capacity from existing ﬁnancing lines investments Note: All ﬁgures are as of March 31, 2026 13 13 (1) By principal amount. CRT term notes amortize with principal paydowns. Excludes securities repurchase agreements ﬁnancing our investments in MBS and a portion of our investments in CRT.

(1) See Appendix slide 21 for a reconciliation of leverage ratios including and excluding non-recourse debt LEVERAGE EXCLUDING NON-RECOURSE DEBT (1) PMT Leverage Ratios Total debt-to-equity Debt-to-equity ex. non-recourse debt ● Total debt-to-equity increases as we retain investments from private label securitizations, as all securitized loans are required to be consolidated on the balance sheet ● Debt resulting from private label securitizations is non-recourse debt, where the source of repayment for the debt is limited to the collateralized loans ● Debt-to-equity excluding non-recourse debt has remained within expectations in recent quarters 14

APPENDIX

PMT IS FOCUSED ON UNIQUE INVESTMENT STRATEGIES IN THREE SEGMENTS • PFSI is a leading producer of conventional conforming, jumbo, and non-QM mortgage loans • Provides PMT unique access to loan production and ability to produce investment assets Aggregation and organically through participation in Pennymac correspondent activity or direct purchases of PFSI’s Securitization production • More than 16-year history, with our success over time driven by PFSI’s operational excellence and high service levels • MSR investments created through the securitization of conventional correspondent loan production • Additional investments in Agency MBS, structured products and senior bonds from non-Agency Interest Rate securitizations Sensitive Strategies• Investments have offsetting interest rate exposures; residual exposure hedged with interest rate derivatives • Strong track record and discipline in hedging interest rate risk • Investments in credit risk on PMT’s high-quality loan production with ability to inﬂuence performance through active servicing Credit • Consistent issuance of private label securitizations of loans that we originate and service driving Sensitive growth in investments in non-Agency bonds Strategies • Approximately $18.7 billion in UPB of loans underlying PMT’s front-end GSE CRT investments at March 31, 2026 16

SYNERGISTIC RELATIONSHIP WITH PFSI IS A UNIQUE AND PROVEN COMPETITIVE ADVANTAGE Strategically well-positioned in a Balance sheet to invest in market characterized by consolidation long-term mortgage assets and changes in the regulatory environment ● Leverages PFSI’s expertise in mortgage production, servicing, and Tax-efﬁcient investment vehicle Best-in-class operating platform investment management, thereby ● Successful track record of more ● Deep and experienced reducing operational risk than 16 years management team ● Mortgage-related investments:● Large and agile multi-channel MANAGEMENT ● Provides PMT with unique access to a origination business AND SERVICES ‒ MSRs consistent pipeline of loans for AGREEMENTS ● Scaled servicing business with ‒ Credit risk transfer investments at attractive returns expertise in different regulatory ‒ Private label securitizations environments ● Infrastructure to invest in new ● As the non-Agency mortgage markets ● Best-in-class technology and loan products processes grow, both entities can capitalize on the evolving landscape for secondary market execution, including increased Scaled and eﬃcient levels of private label securitizations cost structure 17

(1) At period end (2) Return on average common equity (ROE) is calculated based on annualized quarterly net income attributable to common shareholders as a percentage of monthly average common equity during the period HISTORICAL EARNINGS, DIVIDENDS AND BOOK VALUE PER SHARE (1) ROE⁽²⁾ 10% 4% 9% 10% 0% -1% 14% 13% 4% 18

PENNYMAC
MORTGAGE INVESTMENT TRUST

# CURRENT MARKET ENVIRONMENT AND MACROECONOMIC TRENDS

## Average 30-year fixed rate mortgage(1)


6.15%
6.38%
8.0%
7.0%
6.0%
5.0%
4.0%
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25
12/31/25
3/31/26

## 10-year Treasury Bond Yield(2)


4.17%
4.32%
5.0%
4.0%
3.0%
2.0%
3/31/23
6/30/23
9/30/23
12/31/23
3/31/24
6/30/24
9/30/24
12/31/24
3/31/25
6/30/25
9/30/25
12/31/25
3/31/26

## U.S. Origination Market Forecast(3)

(UPB in trillions)


$1.9
$0.6
$1.4
$2.3
$0.8
$1.4
$2.4
$0.8
$1.5
2025
2026E
2027E
Purchase
Refinance

## Macroeconomic Metrics(4)

| | 3/31/25 | 6/30/25 | 9/30/25 | 12/31/25 | 3/31/26 |
|---|---|---|---|---|---|
| 10-year Treasury bond yield | 4.2% | 4.2% | 4.2% | 4.2% | 4.3% |
| 2/10 year Treasury yield spread | 0.3% | 0.5% | 0.5% | 0.7% | 0.5% |
| 30-year fixed rate mortgage | 6.7% | 6.8% | 6.3% | 6.2% | 6.4% |
| Secondary mortgage rate | 5.6% | 5.5% | 5.2% | 5.0% | 5.5% |
| U.S. home price appreciation (Y/Y% change) | 3.4% | 1.9% | 1.3% | 1.1% | 0.9% |
| Residential mortgage originations (in billions) | $360 | $500 | $495 | $570 | $530 |

(1) Freddie Mac Primary Mortgage Market Survey. (2) U.S. Department of the Treasury. (3) Actual originations: Inside Mortgage Finance; Forecast originations; Average of Mortgage Bankers Association (4/20/26) and Fannie Mae (4/13/26) forecasts
(4) 10-year Treasury bond yield and 2/10 year Treasury yield spread: Bloomberg. Average 30-year fixed rate mortgage: Freddie Mac Primary Mortgage Market Survey. Average secondary mortgage rate: 30-Year FNCL Par Coupon Index (MTGEFNCL), Bloomberg. U.S. home price appreciation: S&P CoreLogic Case-Shiller U.S. National Home Price NSA Index (SPCSUSA); data is as of 1/31/26. Residential mortgage originations are for the quarterly period ended; source: Inside Mortgage Finance

19

DELINQUENCY TRENDS AND SERVICING ADVANCES OUTSTANDING (1) Historical Trends in Delinquency and Foreclosure Rates 30-60 Day 60-90 Day 90+ Day In foreclosure ● Overall mortgage delinquency rates decreased from the prior quarter and were up slightly from the prior year ● Servicing advances outstanding for PMT’s MSR portfolio decreased to approximately $79 million at March 31, 2026 from $97 million at December 31, 2025 primarily due to seasonal property tax payments ‒ No principal and interest advances are outstanding 20 (1) Owned MSR portfolio and includes loans acquired for sale at fair value; delinquency and foreclosure rates based on UPB; as of 3/31/26, the UPB of mortgage servicing rights owned by PMT and loans held for sale totaled $225 billion

PENNYMAC MORTGAGE INVESTMENT TRUST

# RECONCILIATION OF LEVERAGE RATIOS

| | March 31, 2026 | | | | | |
|---|---|---|---|---|---|---|
| | Assets[1] | | | Financing | | |
| | Consolidated | Adjustments for VIE Financing[2] | Excluding VIE Financing | Assets sold under agreements to repurchase | Notes payable secured by CRT arrangements and MSRs | Total |
| | (in thousands except for debt-to equity amounts) | | | | | |
| Assets | | | | | | |
| Cash and short-term investments | $ 401,647 | $ - | $ 401,647 | $ - | $ - | $ - |
| Mortgage-backed securities at fair value | | | | | | |
| Agency-backed securities | 3,623,083 | - | 3,623,083 | 3,589,576 | - | 3,589,576 |
| Senior non-Agency securities | 138,456 | - | 138,456 | 134,415 | - | 134,415 |
| Non-Agency-backed securities | 4,000 | - | 4,000 | 2,800 | - | 2,800 |
| Credit risk transfer securities relating to consolidated variable interest entities | - | 961,605 | 961,605 | 115,606 | 595,633 | 711,239 |
| Non-agency securities relating to consolidated variable interest entities | - | 837,462 | 837,462 | 746,063 | - | 746,063 |
| | 3,765,539 | 1,799,067 | 5,564,606 | 4,588,460 | 595,633 | 5,184,093 |
| Loans held for sale at fair value | 2,349,895 | - | 2,349,895 | 2,179,518 | - | 2,179,518 |
| Loans held for investment at fair value | 10,867,942 | (10,866,292) | 1,650 | - | - | - |
| Derivative assets | 54,589 | (30,174) | 24,415 | - | - | - |
| Deposits securing credit risk transfer arrangements | 969,725 | (969,725) | - | - | - | - |
| Mortgage servicing rights and servicing advances | 3,703,179 | 125,315 | 3,828,494 | 532,714 | 1,800,912 | 2,333,626 |
| | 22,112,516 | (9,941,809) | 12,170,707 | 7,300,692 | 2,396,545 | 9,697,237 |
| Other | 390,176 | - | 390,176 | - | - | - |
| Total assets and secured financing | $ 22,502,692 | $ (9,941,809) | $ 12,560,883 | $ 7,300,692 | $ 2,396,545 | $ 9,697,237 |
| Unsecured debt | | | | | | 684,506 |
| Debt excluding non-recourse | | | | | | 10,381,743 |
| Debt in consolidated variable interest entities[2] | | | | | | 9,937,747 |
| Total debt[3] | | | | | | $ 20,319,490 |
| Equity | | | | | | $ 1,866,556 |
| Debt-to equity ratio: | | | | | | |
| Excluding non-recourse debt[4] | | | | | | 5.6:1 |
| Total[5] | | | | | | 10.9:1 |

(1) The balance sheet information depicted under the column captioned "Consolidated" represents information prepared in compliance with with accounting principles generally accepted in the United States ("GAAP"). The subsequent columns reflect non-GAAP adjustments to deconsolidate the assets held in the trusts issuing beneficial interests in those assets and to provide investors with a more creditor-aligned view of how our debt relates to the assets we finance. After adjustment, the assets are shown in the securitized form in which they are financed which excludes non-recourse debt which we refer to as Asset-backed financings of variable interest entities at fair value on our consolidated balance sheet. The adjusted balance sheet information should not be considered in isolation or as a substitute for an analysis of our results as presented in compliance with GAAP. (2) Does not include adjustments for credit risk transfer strip liabilities of $4.1 million. (3) Excludes non-debt liabilities of $316.6 million included in total liabilities on our consolidated balance sheet. (4) Total debt reduced by asset-backed financings and interest-only security payable, divided by shareholders' equity. (5) Total debt divided by shareholders' equity.

21

22